As filed with the Securities and Exchange Commission on July 30, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

——————————

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

——————————

DUOS TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	65-0493217
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7660 Centurion Parkway, Suite 100

Jacksonville, Florida 32256

(904) 296-2807

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adrian G. Goldfarb

Duos Technologies Group, Inc.

7660 Centurion Parkway, Suite 100

Jacksonville, Florida 32256

(904) 296-2807

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Thomas Cookson, Esq.

Shutts & Bowen LLP

200 South Biscayne Boulevard, Suite 4100
Miami, Florida 33131

Tel. No.: (305) 358-6300
Fax No.: (305) 347-7767

——————————

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-272603

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

This registration statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Duos Technologies Group, Inc. (the “Company”) is filing this Registration Statement on Form S-3 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-272603) (the “Prior Registration Statement”), which the Company filed with the Commission on June 12, 2023 and which, as amended,  the Commission declared effective on June 21, 2023.

The Company is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities registered for issuance by the Company by a proposed additional aggregate offering price of $7,505,518. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinions and consents are listed on an Exhibit Index below and filed herewith or incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The following documents are filed as part of this registration statement on Form S-3:

Exhibit No.	Description
5.1	Opinion of Shutts & Bowen LLP
23.1	Consent of Shutts & Bowen LLP (included in Exhibit 5.1 to this Registration Statement).
23.2	Consent of Salberg & Company, P.A.
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Prior Registration Statement).
107	Filing Fee Table

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on July 30, 2025.

Duos Technologies Group, Inc.

By:	/s/ Charles P. Ferry
Name: Charles P. Ferry Title: Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Charles P. Ferry	Chief Executive Officer (Principal Executive	July 30, 2025
Charles P. Ferry	Officer), Director

/s/ Adrian G. Goldfarb	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 30, 2025
Adrian G. Goldfarb

/s/ Frank A. Lonegro	Director	July 30, 2025
Frank A. Lonegro

*	Director	July 30, 2025
Ned Mavrommatis

*	Chairman of the Board	July 30, 2025
James Craig Nixon

*By:	/s/ Charles P. Ferry
Charles P. Ferry
Attorney-in-Fact

II-2